Form 8-K/A, Exhibit 7.01

____________________________________________________________________________________

Letterhead of Goldman Parks Kurland Mohidin

May 21, 2008

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: China Recycling Energy Corporation

Commission File Number 000-12536

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by China Recycling Energy Corporation in Item 4.02 of its Form 8-K/A dated May 15, 2008 and captioned "Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review."

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

Sincerely,

/s/ Goldman Parks Kurland Mohidin
Goldman Parks Kurland Mohidin